Exhibit 23.1










                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on March 27, 2002) pertaining to the 2002 Non-Qualified Stock Option Plan of Mid Atlantic Medical Services, Inc. of our report dated February 11, 2002, with respect to the consolidated financial statements and schedule of Mid Atlantic Medical Services, Inc., and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2001.




                                                   /s/ Ernst & Young LLP

                                                   Ernst & Young LLP



McLean, Virginia
March 22, 2002